Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - PKF O’Connor Davies, LLP

International Flavors & Fragrances Inc. Retirement Investment Fund Plan
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54423) of International Flavors & Fragrances Inc. of our report dated June 30, 2025, relating to the 2024 financial statements and supplemental schedules of the International Flavors & Fragrances Inc. Retirement Investment Fund Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ PKF O’Connor Davies, LLP
Harrison, New York
June 30, 2025